Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

RUBBER LEAF INC:

We-hereby consent to the incorporation by reference in Amendment No. 10-to the Registration Statement on Form S-1/A (File-No. 333-277311) of our report dated February 6, 2026, relating to the consolidated financial statements of Rubber Leaf Inc. (the Company), which is included.in the Registration-Statement on-the Form S-1/A (File No. 333-277311).

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

Rowland Heights, California

August 17, 2026